UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2007

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28830	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

615 North Wabash, Chicago, IL	60611
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 9, 2007, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the annual salaries and bonuses (consisting of both cash and grants of restricted stock which were granted on March 13, 2007) for 2007 for William M. Goodyear, Chairman and Chief Executive Officer, Julie M. Howard, President and Chief Operating Officer, Ben W. Perks, Executive Vice President and Chief Financial Officer, and Richard X. Fischer, Vice President, General Counsel and Secretary. The amount of such salaries and cash bonuses and the amount, terms and conditions of such restricted stock grants are as follows:

Executive	2007 Salary	Bonus: Cash	Bonus: Shares of Restricted Stock	Terms and Conditions of Restricted Stock
William M. Goodyear	$850,000	$440,000	26,186	The restrictions on 19,397 of the shares lapse six months after the date of grant; the restrictions on 6,789 of the shares lapse in three equal installments every six months thereafter.

Julie M. Howard	$600,000	$447,750	10,856	The restrictions on 8,041 of the shares lapse six months after the date of grant; the restrictions on 2,815 of the shares lapse in three equal installments every six months thereafter.

Ben W. Perks	$400,000	$225,000	N/A	N/A

Richard X. Fischer	$300,000	$41,250	2,454	The restrictions on 1,818 of the shares lapse six months after the date of grant; the restrictions on 636 of the shares lapse in three equal installments every six months thereafter.

ITEM 9.01.	Financial Statements and Exhibits

10.1	Form of Restricted Stock Award Agreement Under Navigant Consulting, Inc. 2005 Long-Term Incentive Plan

10.2	Form Non-Qualified Stock Option Award Under Navigant Consulting, Inc. 2005 Long-Term Incentive Plan

10.3	Navigant Consulting, Inc. Directors’ Deferred Fees Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: March 15, 2007	By:	/s/ Richard X. Fischer
Richard X. Fischer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement Under Navigant Consulting, Inc. 2005 Long-Term Incentive Plan

10.2	Form of Non-Qualified Stock Option Award Under Navigant Consulting, Inc. 2005 Long-Term Incentive Plan

10.3	Navigant Consulting, Inc. Directors’ Deferred Fees Plan